Exhibit 99.03

Windswept Environmental Group Mobilizes Commercial Drying Equipment to Aid in
                             the Katrina Recovery

NEW YORK, Aug. 30 /PRNewswire-FirstCall/ -- Windswept Environmental Group, Inc. today announces that it is preparing to mobilize a large fleet of Commercial Drying Equipment, Generators, Labor etc., to the Louisiana, Mississippi and Alabama area. This Fleet will be deployed from the New York office and will be backed by our Florida operations.


This press release contains certain forward-looking statements about the Company that are based on management's current expectations. Actual results may differ materially as a result of any one or more of the risks identified in the Company's filings under the Securities and Exchange Act of 1934. These risks include such factors as the amount of the Company's revenues, the Company's ability to increase its gross margins and limit or reduce its expenses, the frequency and magnitude of environmental disasters or disruptions, the effects of new laws or regulations relating to environmental remediation, the ability of the Company to obtain new and large projects, the Company's ability to raise or access capital, the competitive environment within the Company's industry, dependence on key personnel and economic conditions.